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                                 April 24, 2002

                                                                     EXHIBIT 5.1
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         We have acted as counsel to Advanced Neuromodulation Systems, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,500,000 shares of the Company's common stock, par value $.05 per share (the "Common Stock"), and up to an additional 375,000 shares of the Common Stock subject to an over-allotment option as described in the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on April 24, 2002. Upon effectiveness, the Company proposes to sell such shares of Common Stock (the "Shares") to the underwriters (the "Underwriters") who will be listed in the final prospectus that will form a part of the Registration Statement.

         In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued and sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" in the prospectus that constitutes a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      Very truly yours,

                                      /s/ HUGHES & LUCE, LLP